UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2012


                                  QUAMTEL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    000-31757                  90-0781437
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)          Identification Number)

                          14911 Quorum Drive, Suite 140
                               Dallas, Texas 75254
          (Address of principal executive offices, including zip code)

                                 (972) 361-1980
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE CERTAIN OFFICERS; ELECTION OF OFFICER; APPOINTMENT OF
            CERTAIN OFFICERS;

On December 3, 2012 , the Board of Directors (the "Board") of Quamtel, Inc. (the "Company") appointed Peter Sperling as the company secretary effective December 3, 2012. Mr. Sperling was appointed to fill a recent vacancy and will serve until his successor is duly elected and qualified.

For Mr. Sperling's services as secretary, the Company has agreed to the following compensation package: Cash compensation of $6,000 per year increasing to $15,000 per year once the Company reaches profitability; and a restricted stock option to purchase 200,000 shares of the Company's common stock vesting over time.

Mr. Sperling has an Associates Degree in Network Administration and is a Microsoft Certified Professional Director of Information Technologist. His past employment services include Director of Information Technology Services for a Boca Raton based Real Estate company. He is employed at DataJack, Inc as a key part of the management team in charge of fulfillment services, procurement and Business Development.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Quamtel, Inc.


Date: December 3, 2012                     By: /s/ Stuart Ehrlich
                                               ---------------------------------
                                           Name:  Stuart Ehrlich
                                           Title: Chief Executive Officer

                                       2